Exhibit 99.1

Synlogic Announces Termination of AbbVie Collaboration Agreement

CAMBRIDGE, Mass., May 21, 2020 /PRNewswire/ -- Synlogic, Inc. (Nasdaq: SYBX), a clinical stage company applying synthetic biology to beneficial microbes to develop novel, living medicines, today announced the termination of its collaboration with AbbVie, a global, research-based biopharmaceutical company, for the development of Synthetic Biotic medicines for the potential treatment of inflammatory bowel disease (IBD).

AbbVie and Synlogic have been prosecuting specified Synthetic Biotic programs through discovery activities. The companies have decided to terminate their collaboration on these programs.

Upon termination, Synlogic regains all rights to develop these and new IBD Synthetic Biotic medicines for all effectors targeting IBD. This allows Synlogic to fully leverage its expertise in strain engineering, quantitative biology, regulatory, and manufacturing of living medicines to expand its wholly owned GI-based program portfolio to include IBD. Synlogic further regains the rights to partner its IBD programs.

"Our collaboration with AbbVie has allowed us to advance our understanding of the Synthetic Biotic platform for the treatment of IBD," said Aoife Brennan, M.B., B.Ch., Synlogic's president and chief executive officer. "Regaining worldwide rights to develop treatments for IBD allows us to expand our efforts with freedom to explore new areas of biology and potential partnerships. We remain committed to bringing novel living medicines to patients suffering from the chronic effect of these diseases."

About the AbbVie Collaboration Agreement
Under the terms of the original agreement, Synlogic provided AbbVie with an exclusive option to acquire a Synlogic subsidiary ('IBDCo'), which would then have an exclusive worldwide license to develop and commercialize Synthetic Biotic medicines for the treatment of IBD. AbbVie agreed to pay Synlogic IBDCo an upfront payment of $2.0 million, received in December 2015, and up to $16.5 million upon the achievement of certain research milestones.

About Synlogic
Synlogic is pioneering the development of a novel class of living medicines, Synthetic Biotic medicines, based on its proprietary drug development platform. Synlogic leverages the tools and principles of synthetic biology to genetically engineer probiotic microbes to perform or deliver critical functions missing or damaged due to disease. The Company's lead program, SYNB1618, targets PKU. When delivered orally, Synthetic Biotic medicines can act from the gut to compensate for the dysfunctional metabolic pathway and have a systemic effect, with the potential to significantly improve symptoms of disease for affected patients. In addition, the Company is leveraging the broad potential of its platform to create Synthetic Biotic medicines for the treatment of more common diseases, including inflammatory and immune disorders, and cancer. Synlogic's first immuno-oncology program, SYNB1891, is in clinical development for the treatment of solid tumors and lymphoma. For more information, please visit www.synlogictx.com.

Forward-Looking Statements
This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic's platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic's clinical trials and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading "Risk Factors" in Synlogic's filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic's current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic's view as of any date subsequent to the date hereof.

CONTACT: MEDIA CONTACT - Caroline Rufo, Ph.D., MacDougall, Phone: 781-235-3060, Email: crufo@macbiocom.com; INVESTOR CONTACT - Elizabeth Wolffe, Ph.D., Synlogic, Inc., Phone: 617-207-5509, Email: liz@synlogictx.com